Name and Address of Reporting Person* MORGAN STANLEY CAPITAL GROUP INC.
(Last) (First) (Middle) 2000 WESTCHESTER AVENUE, FLOOR 01
(Street) PURCHASE NY 10577
(City) (State) (Zip)
Name and Address of Reporting Person* MORGAN STANLEY DW INC.
(Last) (First) (Middle) 2000 WESTCHESTER AVENUE, FLOOR 01
(Street) PURCHASE NY 10577
(City) (State) (Zip)